Exhibit 31.1

                   CERTIFICATE OF CHIEF EXECUTIVE OFFICER
                    PURSUANT TO RULE 13a - 14(a) OF THE
                SECURITIES EXCHANGE ACT 0F 1934, AS AMENDED,
                           AS ADOPTED PURSUANT TO
               SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002




I, Tim Page, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Lions Capital Holdings, Inc. ("LCHI")

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report fairly present, in all material respects, the financial condition, results of operations and cash flows of LCHI as of, and for, the periods presented in this quarterly report.

4. As LCHI's Chief Executive Officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-14 and 15d-14) for LCHI. As such, LCHI has:

     a. designed such disclosure controls and procedures to ensure that material information relating to LCHI, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b. evaluated the effectiveness of LCHI's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c. presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5. LCHI's other officers and I have disclosed, based on our most recent evaluation, to our auditors and the audit committee of LCHI's board of directors:

     a. all significant deficiencies in the design or operation of internal controls which could adversely affect LCHI's ability to record, process, summarize and report financial data and have identified for LCHI's auditors any material weaknesses in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in LCHI's internal controls.

6. LCHI's other officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: August 14, 2006         /s/ Tim Page
                              Tim Page, President and
                              Chief Executive Officer